EXHIBIT 3.01



                THE COMPANIES LAW (1995 REVISION)

                    COMPANY LIMITED BY SHARES

                    MEMORANDUM OF ASSOCIATION

                               OF

                   PANDA GLOBAL ENERGY COMPANY



1.   The name of the Company is Panda Global Energy Company.

2.   The Registered Office of the Company shall be at the offices of Maples and Calder, P.O. Box 309, Grand Cayman Islands, British

West Indies or at such other place as the Directors may from time to time decide.

3.    The  objects  for  which  the Company  is  established  are unrestricted  and  shall  include, but  without  limitation,  the following:

(i)   (a)  To carry on the business of an investment company  and to act as promoters and entrepreneurs and to carry on business as financiers,  capitalists,  concessionaires,  merchants,  brokers,

traders,  dealers,  agents,  importers  and  exporters   and   to

undertake  and  carry  on and execute all  kinds  of  investment,

financial, commercial, mercantile, trading and other operations.

     (b)   To carry on whether as principals, agents or otherwise

howsoever  the  business  of realtors,  developers,  consultants,

estate  agents  or  managers, builders,  contractors,  engineers,

manufacturers,  dealers in or vendors of all  types  of  property including services.

(ii)  To exercise and enforce all rights and powers conferred  by or  incidental to the ownership of any shares, stock, obligations or other securities including without prejudice to the generality of  the  foregoing all such powers of veto or control as  may  be conferred by virtue of the holding by the Company of some special proportion  of  the issued or nominal amount thereof  to  provide

managerial   and  other  executive,  supervisory  and  consultant

services  for or in relation to any company in which the  Company is interested upon such terms as may be thought fit.

(iii)      To  purchase or otherwise acquire, to sell,  exchange,

surrender,  lease, mortgage, charge, convert,  turn  to  account,

dispose of and deal with real and personal property and rights of all  kinds  and,  in particular, mortgages, debentures,  produce,

concessions,  options, contracts, patents,  annuities,  licences,

stocks,  shares, bonds, policies, book debts, business  concerns,

undertakings,  claims, privileges and choses  in  action  of  all kinds.

(iv)  To  subscribe  for,  conditionally or  unconditionally,  to underwrite, issue on commission or otherwise, take, hold, deal in and  convert  stocks, shares and securities of all kinds  and  to enter  into  partnership  or  into any  arrangement  for  sharing profits, reciprocal concessions or cooperation with any person or company and to promote and aid in promoting, to constitute,  form or  organise any company, syndicate or partnership of  any  kind,

for  the  purpose of acquiring and undertaking any  property  and

liabilities   of  the  Company  or  of  advancing,  directly   or

indirectly,  the objects of the Company or for any other  purpose which the Company may think expedient.

(v)   To stand surety for or to guarantee, support or secure  the performance of all or any of the obligations or any person,  firm or company whether or not related or affiliated to the Company in any  manner  and  whether by personal covenant  or  by  mortgage,

charge  or  lien  upon the whole or any part of the  undertaking,

property  and  assets  of the Company, both present  and  future,

including its uncalled capital or by any such method and  whether or not the Company shall receive valuable consideration therefor.

(vi) To engage in or carry on any other lawful trade, business or enterprise which may at any time appear to the Directors  of  the

Company  capable of being conveniently carried on in  conjunction with  any of the aforementioned businesses or activities or which may  appear  to  the  Directors  of  the  Company  likely  to  be profitable to the Company.

In  the  interpretation  of  this Memorandum  of  Association  in general and of this Clause 3 in particular no object, business or power  specified or mentioned shall be limited or  restricted  by reference  to  or  inference from any other object,  business  or power, or the name of the Company, or by the juxtaposition of two or  more objects, businesses or powers and that, in the event  of any  ambiguity in this clause or elsewhere in this Memorandum  of

Association,  the  same shall be resolved by such  interpretation and  construction as will widen and enlarge and not restrict  the objects, businesses and powers of and exercisable by the Company.

4.    Except as prohibited or limited by the Companies Law  (1995

Revision),  the  Company shall have full power and  authority  to carry  out any object and shall have and be capable of from  time to  time and at all times exercising any and all of the powers at any time or from time to time exercisable by a natural person  or body  corporate  in  doing in any part of the  world  whether  as

principal,  agent,  contractor  or  otherwise  whatever  may   be

considered by it necessary for the attainment of its objects  and whatever  else may be considered by it as incidental or conducive thereto or consequential thereon, including, but without  in  any way  restricting the generality of the foregoing,  the  power  to

make  any  alterations  or  amendments  to  this  Memorandum   of

Association  and  the  Articles of  Association  of  the  Company

considered necessary or convenient in the manner set out  in  the

Articles of Association of the Company, and the power to  do  any of the following acts or things, viz:

to pay all expenses of and incidental to the promotion, formation and  incorporation of the Company; to register the Company to  do business in any other jurisdiction; to sell, lease or dispose  of any  property  of  the Company; to draw, make,  accept,  endorse,

discount,  execute and issue promissory notes, debentures,  bills of  exchange,  bills of lading, warrants and other negotiable  or transferable  instruments; to lend money or other assets  and  to act  as  guarantors; to borrow or raise money on the security  of the  undertaking or on all or any of the assets  of  the  Company including uncalled capital or without security; to invest  monies of  the  Company  in such manner as the Directors  determine;  to promote  other companies; to sell the undertaking of the  Company for  cash  or  any other consideration; to distribute  assets  in

specie  to  Members  of  the  Company;  to  make  charitable   or

benevolent  donations; to pay pensions or gratuities  or  provide other benefits in cash or kind to Directors, officers, employees,

past  or  present and their families; to carry on  any  trade  or business  and generally to do all acts and things which,  in  the opinion  of the Company or the Directors, may be conveniently  or profitably  or  usefully  acquired and dealt  with,  carried  on,

executed  or done by the Company in connection with the  business aforesaid  PROVIDED  THAT the Company shall  only  carry  on  the business  for which a licence is required under the laws  of  the

Cayman Islands when so licensed under the terms of such laws.

5.    The liability of each Member is limited to the amount  from time to time unpaid on such Member's shares.

6.    The  share  capital of the Company is US$50,000.00  divided into 50,000 shares of a nominal or par value of US$1.00 each with power  for the Company insofar as is permitted by law, to  redeem or  purchase any of its shares and to increase or reduce the said capital  subject  to  the provisions of the Companies  Law  (1995

Revision) and the Articles of Association and to issue  any  part of  its capital, whether original, redeemed or increased with  or without  any preference, priority or special privilege or subject

to   any   postponement  of  rights  or  to  any  conditions   or

restrictions  and so that unless the conditions  of  issue  shall

otherwise  expressly  declare  every  issue  of  shares   whether

declared  to be preference or otherwise shall be subject  to  the powers hereinbefore contained.

7.    If  the  Company is registered as exempted, its  operations will  be carried on subject to the provisions of Section  192  of the  Companies Law (1995 Revision) and, subject to the provisions of  the  Companies  Law  (1995  Revision)  and  the  Articles  of

Association,  it  shall  have the power to  register  by  way  of continuation as a body corporate limited by shares under the laws or  any  jurisdiction  outside  the  Cayman  Islands  and  to  be deregistered in the Cayman Islands.

WE  the  several persons whose names and addresses are subscribed are  desirous of being formed into a company in pursuance of this

Memorandum of Association and we respectively agree to  take  the number  of shares in the capital of the Company set opposite  our respective names.

Dated the 10th March, 1997



SIGNATURE, ADDRESSES and                NUMBER OF SHARES
DESCRIPTION OF SUBSCRIBER                     TAKEN BY EACH


/s/
A.B. Travers, Attorney-at-Law                One
P.O.Box 309
Grand Cayman, B.W.I.


/s/
Sophia Dilbert, Attorney-at-Law              One
P.O. Box 309
Grand Cayman, B.W.I.



/s/
Witness to the above signatures
P.O. Box 309
Grand Cayman, B.W.I.


I, Anthony Ian Goddard Asst. Registrar of Companies in and for the Cayman Islands DO HEREBY CERTIFY that this is a true and correct copy of the Memorandum of Association of this Company duly incorporated on the 10 day of March, 1997.


                              /s/ Anthony Ian Goddard
                              Asst. Registrar of Companies